As filed with the Securities and Exchange Commission on June 19, 2008

Post-Effective Amendment No. 1 to Registration Statement No. 333-84084

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Post-Effective Amendment No. 1

to

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Loews Corporation

(Exact Name of Registrant as Specified in Its Charter)

Delaware	13-2646102
(State of Incorporation)	(I.R.S. Employer Identification No.)

667 Madison Avenue

New York, New York 10021-8087

(Address of Principal Executive Offices) (Zip Code)

Carolina Group 2002 Stock Option Plan

(Full Title of the Plan)

Gary W. Garson, Esq.

Senior Vice President, Secretary, and General Counsel

Loews Corporation

667 Madison Avenue

New York, New York 10021-8087

(Name and Address of Agent for Service)

(212) 521-2000

(Telephone Number, Including Area Code, of Agent for Service)

With Copy To:

Gregory A. Fernicola, Esq.

Skadden, Arps, Slate, Meagher & Flom LLP

Four Times Square

New York, New York 10036-6522

(212) 735-3000

(212) 735-2000 (facsimile)

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

Deregistration of Securities

On March 8, 2002, Loews Corporation (the “Registrant”) filed a Registration Statement on Form S-8 under the Securities Act of 1933, as amended (Registration No. 333-84084) (the “Registration Statement”) in order to register the issuance of up to 1,500,000 shares of Carolina Group Stock, par value $0.01 per share, pursuant to the Registrant’s Carolina Group 2002 Stock Option Plan (the “Plan”). As of the date hereof, a total of 535,675 shares of Carolina Group Stock have been issued by the Registrant and 719,825 shares are subject to outstanding awards pursuant to the Plan. The Registrant has transferred sponsorship of the Plan to Lorillard, Inc. and neither the Registrant, nor Lorillard, Inc. will issue any additional shares pursuant to the Plan. In accordance with its undertaking set forth in Item 9 of the Registration Statement, the Registrant is filing this Amendment No. 1 to the Registration Statement in order to remove from registration the 249,500 shares of its common stock that remained unissued under the Plan.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on this Post-Effective Amendment No. 1 on Form S-8 and has duly caused this Post-Effective Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of New York, State of New York, on this 19th day of June 2008.

LOEWS CORPORATION

By:	/s/ Peter W. Keegan
Peter W. Keegan
Chief Financial Officer and Senior Vice President

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment to the Registration Statement has been signed by the following persons in the capacities indicated on the 19th day of June, 2008.

SIGNATURE	TITLE

/s/ James S. Tisch James S. Tisch	Director, President, Chief Executive Officer, and Member of the Office of the President (Principal Executive Officer)

/s/ Peter W. Keegan Peter W. Keegan	Senior Vice President and Chief Financial Officer (Principal Financial Officer and Accounting Officer)

/s/ Mark Schwartz Mark Schwartz	Controller

Ann E. Berman	Director

SIGNATURE	TITLE

Joseph L. Bower	Director

/s/ Charles M. Diker Charles M. Diker	Director

Paul J. Fribourg	Director

/s/ Walter L. Harris Walter L. Harris	Director

/s/ Philip A. Laskawy Philip A. Laskawy	Director

Gloria R. Scott	Director

/s/ Andrew H. Tisch Andrew H. Tisch	Co-Chairman of the Board, Chairman of the Executive Committee and Member of the Officer of the President

/s/ Jonathan M. Tisch Jonathan M. Tisch	Co-Chairman of the Board and Member of the Office of the President, Loews Corporation Chairman of the Board, and Chief Executive Officer, Loews Hotels

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